Exhibit 99.1

AITX's RAD Launches 'Bailey's Promise,' Offers Firearm Detection AI to Every K-12 School in the U.S. at No Cost

RAD's AI-Powered Firearm Detection Technology Now Available as a Free Software-Only Solution to Protect Students and Educators Nationwide

Detroit, Michigan, August 7, 2025 - Artificial Intelligence Technology Solutions, Inc. (the Company), (OTCID:AITX), today announced that its wholly owned subsidiary Robotic Assistance Devices, Inc. (RAD) has launched Bailey's Promise, a nationwide initiative offering up to 10 of RAD's real-time firearm detection AI software license to every K-12 school in the United States at zero cost. While the firearm detection software license is provided free of charge, a one-time $499 onboarding fee and a $99 monthly service cost help ensure each school's system is properly configured, fully supported, and always ready to respond. These fees cover up to 10 existing IP cameras. Schools or districts wishing to expand coverage beyond 10 cameras may do so at a discounted rate of 50% off the standard per-camera license fee, making additional integrations affordable and scalable for larger facilities or multi-building campuses. This software-only solution enables schools to upgrade their existing surveillance camera systems into intelligent firearm detection systems, delivering rapid alerts and initiating emergency protocols when a visible weapon is detected.

Bailey's
PROMISE

a RAD initiative

Free Firearm Detection Software for Every School.

Turning Existing Security Cameras into Life-Saving Defenders.

AITX
Artificial Intelligence Technology Solutions Inc.

RAD
an AITX company
ROBOTIC ASSISTANCE DEVICES

Bailey's Promise builds upon the foundation of RAD's earlier campaign, Bailey's Gift, which donated firearm detection hardware to a limited number of schools. With this new initiative, RAD removes the barriers of high cost, allowing any school with compatible camera infrastructure to access and deploy the technology quickly. Many schools already have surveillance cameras in place but lack the ability to detect firearm threats in real time given the difficulty to persistently staff and watch surveillance cameras. Bailey's Promise bridges that gap with a powerful, easy-to-activate upgrade that brings immediate protective value.

The initiative is named in honor of Bailey Holt, a kind and vibrant 15-year-old who was killed during a school shooting in 2018. Since then, her mother, Secret Holt, has been a passionate advocate for RAD's mission and has played an active role in both the Bailey's Gift and Bailey's Promise campaigns. "The fact that RAD is now offering this technology to every school means everything to me," said Secret Holt. "No school should hesitate. If this software can help prevent even one tragedy, it's worth it. Time is a thief, and it doesn't discriminate. The next victim could be anyone's child. I truly hope every school in the country takes this opportunity to protect their students."

"We hear it every time, thoughts, prayers, statements of concern, promises to do better," said Steve Reinharz, CEO/CTO and founder of AITX and RAD. "But now the technology exists to actually do better, and we are removing every excuse not to act. Bailey's Promise gives every school the power to detect firearms before a tragedy unfolds. It costs nothing. It requires no new hardware. What more do we need? If we truly care about protecting our kids, the time to act is right now."

Schools, districts, law enforcement agencies, and members of the media can learn more about Bailey's Promise and request access to the program by visiting www.radsecurity.com/baileys-promise. Enrollment is open now, and RAD encourages all school leaders to explore how this free solution can be deployed quickly to help safeguard their students and staff.

Typically, activating Bailey's Promise is fast and straightforward. No new equipment is needed, and no technical overhaul is required. Schools simply enroll in the program and apply the software to their existing camera systems. Once operational, the AI continuously monitors for visible firearms and can trigger immediate alerts, helping schools respond in real time before a situation escalates.

The software works with most modern IP-based security cameras and requires no special hardware or reconfiguration. It runs alongside a school's existing security systems, adding powerful firearm detection capabilities without disrupting current operations. The process is simple, the impact is immediate, and the system is designed to integrate smoothly into what schools already have in place.

Each school that enrolls in Bailey's Promise receives a free license covering up to 10 camera connections. Additional camera integrations beyond the initial 10 can be added at a discounted rate of 50% off the standard per-camera license fee, ensuring broader coverage remains accessible and affordable.

With an estimated 115,000-130,000 schools serving K-12 students across the country1, the reach of Bailey's Promise is both immediate and scalable. Most schools operate with dozens to a few hundred legacy IP cameras. RAD's Bailey's Promise supports the first ten camera connections at no cost and scales affordably to cover existing infrastructure.

"We estimate the number of installed school security cameras across the U.S. exceeds 3 million," concluded Reinharz. "These systems are watching, but they're not protecting. Bailey's Promise is about turning that existing infrastructure into real-time defense. If a school already has cameras, there's no reason not to add this layer of life-saving intelligence."

The system identifies visible firearms in fractions of a second and autonomously executes predetermined response protocols. These may include activating visual and audible alerts, initiating mobile notifications, emergency escalations, and integrations with lockdown or mass notification systems. This level of real-time detection and engagement can provide schools with critical seconds to act, potentially saving lives and minimizing harm.

"As a security professional who has spent decades helping organizations protect lives and manage risk, I can say without hesitation that Bailey's Promise is a breakthrough," said Jeff Slotnick, CPP, PSP. "It removes the financial and logistical barriers that have slowed adoption of proactive firearm detection in schools. RAD's approach is practical, proven, and immediately deployable. School leaders, law enforcement, and policymakers now have a responsibility to act. The tools exist. The threat is real. There are no more acceptable delays."

RAD has submitted its firearm detection software for designation under the Support Anti-Terrorism by Fostering Effective Technologies (SAFETY) Act through the U.S. Department of Homeland Security. Once approved, this designation would formally recognize the solution as a Qualified Anti-Terrorism Technology, extending important liability protections to both RAD and the schools that deploy the technology.

AITX, through its subsidiary, Robotic Assistance Devices, Inc. (RAD), is redefining the nearly $50 billion (US) security and guarding services industry2 through its broad lineup of innovative, AI-driven Solutions-as-a-Service business model. RAD solutions are specifically designed to provide cost savings to businesses of between 35%-80% when compared to the industry's existing and costly manned security guarding and monitoring model. RAD delivers these tremendous cost savings via a suite of stationary and mobile robotic solutions that complement, and at times, directly replace the need for human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

The Company's operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, reinforcing the Company's credibility with enterprise and government clients who require strict data protection and security compliance.

RAD has a prospective sales pipeline of over 35 Fortune 500 companies and numerous other client opportunities. RAD expects to continue to attract new business as it converts its existing sales opportunities into deployed clients generating a recurring revenue stream. Each Fortune 500 client has the potential of making numerous reorders over time.

About Artificial Intelligence Technology Solutions (AITX)

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX's RAD, RAD-R, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.stevereinharz.com, www.radgroup.ai, www.raddog.ai, and www.radlightmyway.com, or follow Steve Reinharz on X @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the "Company"). This publication contains forward-looking statements, which are not guarantees of future performance and may involve subjective judgment and analysis. The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company's future revenues, results of operations, or stock price.

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Doug Clemons
248-270-8273
doug.c@radsecurity.com

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1 https://mdreducation.com/how-many-schools-are-in-the-u-s/

2 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/